Exhibit 10.33

Terayon Communications Systems
1998 Non-Employee Directors’ Stock Option Plan

Nonstatutory Stock Option
(INITIAL GRANT)

                                        , Optionee:

     On [date] (the “Grant Date”) an option was automatically granted to you (the “optionee”) pursuant to the Terayon Communications Systems (the “Company”) 1998 Non-Employee Directors’ Stock Option Plan (the “Plan”) to purchase shares of the Company’s common stock (“Common Stock”). This option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. The total number of shares of Common Stock subject to this option is [number] shares.

     2. The exercise price of this option is [price] per share.

     3. Thirty-three percent (33%) of the shares subject to this option shall vest on the first anniversary of the Grant Date and one-thirty-sixth (1/36) of the shares shall vest monthly thereafter over the remaining 24 months, provided that, during the entire period prior to each such vesting installment date, you have continuously served as a Non-Employee Director of the Company or employee or member of the Board of Directors of or consultant to the Company or any Affiliate of the Company. If your service as a Non-Employee Director or employee or member of the Board of Directors of or consultant to the Company or any Affiliate of the Company terminates for any reason or for no reason, this option shall be exercisable only to the extent vested on such termination date, and shall terminate to the extent not exercised on the earlier of the Expiration Date (as defined below) or the date three (3) months following the date of termination of all such service; provided, however, if such termination of service is due to your permanent and total disability, this option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of your permanent and total disability; provided further, that if such termination of service is due to your death, this option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of your death.

     4. (a) You may exercise this option, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 6 of the Plan. You may exercise this option only for whole shares.

          (b) You may elect to pay the exercise price in cash or check at the time of exercise.

     5. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

     6. The term of this option (“Expiration Date”) is ten (10) years measured from the Grant Date, subject, however, to earlier termination upon your termination of service, as set forth in Section 6 of the Plan.

     7. This option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     8. Notwithstanding anything to the foregoing, this option shall not be exercisable in whole or in part unless and until the Company’s shareholders have approved the Plan.

ATTACHMENT:

1998 Non-Employee Directors’ Stock Option Plan